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                                                                    Exhibit 10.1



         CERTIFICATE OF AMENDMENT TO ALLEN TELECOM INC. 1992 STOCK PLAN


         At a meeting held on July 11, 2001, the Board of Directors of Allen Telecom Inc. duly adopted a resolution amending, effective as of July 11, 2001,
Section 12 of the Allen Telecom Inc. 1992 Stock Plan, as amended (the "Plan"), by deleting the second sentence of Section 12 in its entirety and inserting in place thereof the following sentence:

                  "The Plan shall terminate (i) on February 27, 2004, or (ii) on such other date (which may be earlier or later than February 27, 2004) as may be determined by the Board of Directors."





Executed this 11th day of July, 2001.

/s/  Laura C. Meagher
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Laura C. Meagher
Secretary